EXHIBIT 3.b


                                     BYLAWS
                                       OF
                             MTS SYSTEMS CORPORATION

                (Reflecting Amendments through November 26, 2002)

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                                    ARTICLE I
                                    ---------

                                  Shareholders
                                  ------------

         Section 1. The annual meeting of the shareholders of this corporation shall be held on such date in January of each year and at such place as may be designated by the Board of Directors. A notice setting out the time and place of the annual meeting shall be mailed, postage prepaid, to each shareholder of record at his address as it appears on the records of the corporation, or if no such address appears, at his last known address, at least ten days prior to the annual meeting, but any shareholder may waive such notice either before, at, or after such meeting by a signed waiver in writing.

         Section 2. At the annual meeting, the shareholders shall elect directors of the corporation and shall transact such other business as may properly come before them. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation, not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Each such notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address of record of the shareholder proposing such business, (c) the class or series (if any) and number of shares of the corporation which are owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this Article; provided, however, that nothing in this Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting, in accordance with these Bylaws.

         Section 3. A special meeting of the shareholders may be called at any time by the Chairman of the Board of Directors of the corporation and shall be called by the Secretary upon the request in writing by two or more members of the Board of Directors, upon the vote of the




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Directors, or upon the request in writing of shareholders holding not less than one-tenth of the outstanding shares of voting stock. Such meeting shall be called by mailing a notice thereof as above provided. Such notice shall state the time, place, and object of the meeting.

         Section 4. At any shareholders' meeting, each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the corporation as of the date of the meeting. Any shareholder may vote either in person or by proxy. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at any shareholders' meeting shall constitute a quorum for the transaction of business. If no quorum be present at any meeting, the shareholders present in person or by proxy may adjourn the meeting to such future time as they shall agree upon without further notice other than by announcement at the meeting at which such adjournment is taken.


                                   ARTICLE II
                                   ----------

                                    Directors
                                    ---------

         Section 1. The Board of Directors shall have the general management and control of all business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation under the statutes, its Articles of Incorporation, and its Bylaws.

         Section 2. The Board of Directors of this corporation shall consist of up to ten Directors, and majority of the Directors then holding office shall constitute a quorum.

         Section 3. Each director shall be elected for a term of one year, and shall hold office for that term and until his successor is elected and qualified. If a vacancy in the Board occurs by reason of death, resignation, or otherwise, the vacancy may be filled for the unexpired portion of the term in which it occurs by a majority vote of the remaining Directors.

         Section 4. The Board of Directors may meet regularly at such time and place as it shall fix by resolution, and no notice of regular meetings shall be required. Special meetings of the Board of Directors may be called by the President or any two Directors by giving at least three days' notice to each of the other Directors by mail, telephone, telegraph, or in person, provided that such notice may be waived either before, at, or after a meeting by any Director by a signed waiver in writing.

         Section 5. Any action which might have been taken at a meeting of the Board of Directors may be taken without a meeting if done in writing, signed by all of the Directors, and any such action shall be as valid and effective in all respects as if taken by the Board at a regular meeting.

         Section 6. The Board of Directors shall fix and change as it may from time to time determine by a majority vote, the compensation to be paid the officers of the corporation, and, if deemed appropriate, the members of the Board of Directors.

         Section 7. Subject to the provisions of applicable laws and its Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of



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any, funds legally available for the payment of the dividends shall be declared in dividends and paid to the shareholders; the division of the whole or any part of such funds of this corporation shall rest wholly within the discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise.

         Section 8. Except as otherwise provided in Article III of these Bylaws, the Board of Directors may, in its discretion, by the affirmative vote of a majority of the Directors, appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.


                                   ARTICLE III
                                   -----------

                               Executive Committee
                               -------------------

         The Board of Directors may by unanimous affirmative action of the entire Board designate two or more of their number to constitute an Executive Committee which, to the extent determined by unanimous affirmative action of the Board, shall have and exercise the authority of the Board in the management of the business of the corporation. Such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.


                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

         Section 1. The officers of this corporation shall be a Chairman of the Board of Directors, a President (one of which may be designated Chief Executive Officer in the discretion of the Directors), one or more Vice Presidents (any one of which may be designated as Executive Vice President in the discretion of the Directors), a Treasurer, a Secretary, and such other and further officers, including any number of Assistant Secretaries and Assistant Treasurers as may be deemed necessary from time to time by the Board of Directors, each of whom shall be elected by the Board of Directors except that the Board of Directors may delegate to the President or Chief Executive Officer authority to appoint certain Vice Presidents. One person may hold any two offices other than those of President and Vice President. No more than two offices shall be held by any one person. Each officer shall serve at the pleasure of the Board of Directors until the next annual meeting of Directors and until his successor is duly elected and qualifies. Notwithstanding the foregoing, the Board of Directors shall have the power and authority to cause the corporation to enter into Employment Agreements or Contracts with any of the officers of the corporation for periods exceeding one year.

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         Section 2. The Chairman of the Board of Directors shall preside at meetings of shareholders and Directors.

         Section 3. The Chief Executive Officer shall have general and active management of the business under the supervision and direction of the Board of Directors and he shall be responsible for carrying into effect all orders and resolutions of the Board of Directors. He shall also have such other powers and perform such other duties as the Board of Directors may from time to time prescribe. The position of Chief Executive Officer shall be filled, at the Board of Directors' discretion, either by the Chairman or the President.

         Section 4. The Board of Directors may also appoint a Chief Operating Officer with duties to be determined by the Chief Executive Officer. Unless he is also serving as the Chief Executive Officer, the President would be appointed as Chief Operating Officer. If the President is also serving as Chief Executive Officer, the President shall nominate an Executive Vice President to be appointed by the Board as Chief Operating Officer.

         Section 5. The Vice Presidents of the corporation shall each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be conferred by the Board of Directors.

         Section 6. The Secretary shall keep a record of the meetings and proceedings of the Directors and shareholders, have custody of the corporate seal and of other corporate records specifically entrusted to him by these Bylaws or by direction of the Board of Directors, and shall give notice of such meetings as are required by these Bylaws or by the Directors.

         Section 7. The Treasurer shall keep accounts of all monies and assets of the corporation received or disbursed, shall deposit all funds in the name of and to the credit of the corporation in such banks or depositories or with such custodians as may be authorized to receive the same by these Bylaws or the Board of Directors, and shall render such accounts thereof as may be required by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the shareholders.


                                    ARTICLE V
                                    ---------

                                   Fiscal Year
                                   -----------

         Each fiscal year of the corporation shall, commencing with fiscal year 2002, end on the Saturday closest to September 30 of such year and the succeeding fiscal year shall, commencing with fiscal year 2003, commence on the next day thereafter, and each fiscal quarter shall end on the Saturday closest to December 31, March 31 and June 30 of each year and the succeeding fiscal quarter shall commence on the respective next day thereafter.


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                                   ARTICLE VI
                                   ----------

                                     Office
                                     ------

         The principal office of this corporation shall be at such place as the Board of Directors shall fix from time to time. The corporation may also have an office or offices at such other places and in such other states or countries as the Board of Directors may from time to time authorize and establish.


                                   ARTICLE VII
                                   -----------

                                      Seal
                                      ----

         The corporation shall have a corporate seal which shall bear the name of the corporation and the name of the state of incorporation and the words "corporate seal." It shall be in such form and bear such other inscription as the Board of Directors may determine or approve.


                                  ARTICLE VIII
                                  ------------

                               General Provisions
                               ------------------

         Section 1. Shares of stock in this corporation not exceeding the authorized number thereof as specified in the Articles of Incorporation may be issued, and certificates therefore shall be authenticated by the Chairman of the Board of Directors, or the President or any Vice President and the Secretary or Treasurer upon authorization by the Board of Directors and receipt by the corporation of such consideration for such shares as shall be specified by the Board of Directors. In the event that a bank, trust company of other similarly qualified corporation is designated and agrees to act as the registrar and/or transfer agent for the corporation, then the signatures of the officers specified above and the seal of the corporation may be imprinted upon the stock certificates by facsimile and said certificates may be authenticated by signature of an authorized agent of the said registrar and/or transfer agent. The officers of the corporation may delegate to such transfer agent and/or registrar such of the duties relating to the recording and maintenance of records relating to shares of stock and shareholders of the corporation as may be deemed expedient and convenient and as are assumed by said registrar and/or transfer agent

         Section 2. The Board of Directors may establish reasonable regulations for recording of transfers of shares of stock in this corporation, and may establish a date, not earlier than 60 days prior to any shareholders' meeting, as of which the shareholders entitled to vote and participate in any shareholders' meeting shall be determined.

         Section 3. From time to time as it may deem appropriate and advantageous to the best interests of this corporation, the Board of Directors may establish such bonus, pension, profit sharing, stock bonus, stock purchase, stock option, or other employee incentive plans, as and for the benefit of such of the corporation's employees as it in its sole discretion shall determine.



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         Section 4. No certificate for shares of stock in the corporation, or any other security issued by this corporation, shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

         Section 5. Any person who at any time shall serve or shall have served as a director, officer or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person, shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.


                                   ARTICLE IX
                                   ----------

                             Adoption and Amendment
                             ----------------------

         Section 1. These Bylaws shall become and remain effective until amended or superseded as hereinafter provided when they shall have been adopted by the Board of Directors named in the Articles of Incorporation or in the absence of such adoption, by the shareholders.

         Section 2. The Board of Directors may alter or may amend these Bylaws and may make or adopt additional Bylaws, subject to the power of the shareholders to change or repeal the Bylaws; provided the Board of Directors shall not make or alter any Bylaw fixing their qualifications, classifications, term of office, or number, except the Board of Directors may make or alter any Bylaw to increase their number.

         Section 3. The shareholder may alter or amend these Bylaws and may make or adopt additional Bylaws by a majority vote at any annual meeting of the shareholders or at any special meeting called for that purpose.







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